UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2004

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50071
(Commission File Number)

90-0175540
(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-721-1375

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2004 we entered into stock option agreements with certain directors and employees granting them the right to purchase shares of our common stock, respectively, at an exercise price of $1.67 per share, exercisable until December 27, 2014, as follows:

Name of Optionee	Number of Options
David Brown	6,000
John Guilbert	80,000
Shea Clark Smith	45,000
Mike Schafer	45,000
Suzette Maharry	12,000
Jon Young	120,000
Robert Macer	6,000
Philip St. George	270,000
Douglas Compton	2,000
Suzanne Ellenbogen	6,000
Gary Musil	17,000

The options, except the options for Philip St. George, shall vest as follows:

(a)     25% on the six month anniversary of the date of grant;

(b)     25% on the twelve month anniversary of the date of grant;

(c)     25% on the eighteen month anniversary of the date of grant; and

(d)     the balance on the twenty-four month anniversary of the date of grant.

Options for Philip St. George shall vest as follows:

(a)     50% on the execution of the agreement;

(b)     25% on the twelve month anniversary of the agreement; and

(c)     25% on the twenty-four month anniversary of the agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On December 27, 2004 we granted stock options pursuant to our 2004 Stock Option Plan to certain directors and employees for the option to purchase an aggregate of 609,000 shares of our common stock at an exercise price of $1.67 per share, exercisable until December 27, 2014. The options are subject to vesting provisions as set forth above. Common shares issuable on the exercise of the stock options have been registered under a Form S-8 which was filed with the Securities and Exchange Commission on December 21, 2004.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Stock Option Agreement with the following directors and employees:

David Brown John Guilbert Shea Clark Smith Mike Schaefer Suzette Maharry Jon Young Robert Macer Douglas Compton Suzanne Ellenbogen David S. Manzer Curtis J. Freeman Gary Musil

10.2	Stock Option Agreement with Philip St. George

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe
James Briscoe, President
Date: January 26, 2005